UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act 1934

Date of report (Date of earliest event reported):   July 23, 2008

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2nd Floor, 2 North Cascade Avenue, Colorado Springs, CO   80903
(Address of Principal Executive Offices)   (Zip Code)

Registrant's telephone number, including area code: (719) 442-2600

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

               Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

             Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

             Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                On July 23, 2008, the board of directors of the registrant increased the size of the board of directors from  five to six and appointed Michael R. D’Appolonia as a director to fill the vacancy created thereby. Pursuant to the Company’s 2007 Equity Incentive Plan for Employees and Non-Employee Directors, Mr. D’Appolonia received a grant of restricted stock with a Fair Market Value (as defined in the plan) of $60,000 on the date that he was appointed to the Board. One-half of the restricted stock grant will vest on the first anniversary of his appointment to the Board of Directors and the second half will vest on the second anniversary of his appointment.

Item 7.01.   Regulation FD Disclosure.

                On July 23, 2008, the registrant issued a press release entitled, “Michael R. D’Appolonia Appointed To Westmoreland Board of Directors” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99.1	Press release dated July 23, 2008

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2008

WESTMORELAND COAL COMPANY

By: /s/ Morris W. Kegley
Name: Morris W. Kegley
Title: General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 23, 2008